UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2012

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in charter)

Delaware	001-33631	56-2639586
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 3150

Houston, TX 77002

(Address of principal executive offices) (Zip Code)

(832) 519-2200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fourth Amended and Restated Crestwood Midstream Partners LP 2007 Equity Plan

The board of directors (the “Board”) of Crestwood Gas Services GP LLC, the general partner of Crestwood Midstream Partners LP (the “Partnership”), has approved certain changes to the Partnership’s compensation program for its non-employee directors based on a review of the Board’s compensation. On May 11, 2012, the Board approved the Fourth Amended and Restated Crestwood Midstream Partners LP 2007 Equity Plan (the “Amended Plan”) to increase the annual cash compensation for non-employee directors from $50,000 to $70,000 and to increase the annual equity compensation for such directors from $50,000 to $70,000. The Amended Plan provides that the Board may, in its sole discretion, designate that some or all of the non-employee directors shall not receive grants of annual cash awards for service on the Board. Further, the Amended Plan establishes that the Board may provide additional cash compensation, in amounts determined by the Board, to the chairman of designated committees of the Board for the calendar year in which the service is performed.

The foregoing description is not intended to be complete and is qualified in its entirety by reference to the full text of the Amended Plan attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Fourth Amended and Restated Crestwood Midstream Partners LP 2007 Equity Plan dated May 11, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

	By:	Crestwood Gas Services GP LLC its General Partner

Date: May 15, 2012	By:	/s/ William G. Manias
William G. Manias
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amended and Restated Crestwood Midstream Partners LP 2007 Equity Plan dated May 11, 2012